EXHIBIT 23.1

                    [LETTERHEAD OF COOPERS & LYBRAND L.L.P.]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Geotek Communications, Inc. on Form S-3 (Nos. 33-49548, 33-55506, 33-57530, 33-61034, 33-72820, 33-78540, 33-85296, 33-62073, 33-62327, 33-64117, 33-64533,
333-2849,  333-8731 and  333-21199),  on Form S-4 (No  33-62333) and on Form S-8
(No. 33-67144) of our report dated March 31, 1997 on our audits of the consolidated financial statements and consolidated financial statement schedule of Geotek Communications, Inc. and Subsidiaries as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which report is included in this Annual Report on Form 10-K.


                                                        COOPERS & LYBRAND L.L.P.

New York, New York
March 31, 1997

                    [LETTERHEAD OF COOPERS & LYBRAND L.L.P.]

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements of Geotek Communications, Inc. on Form S-3 (Nos. 33-49548, 33-55506, 33-57530, 33-61034, 33-72820, 33-78540, 33-85296, 33-62073, 33-62327, 33-64117, 33-64533,
333-2849,  333-8731 and  333-21199),  Form S-4 (No.  33-62333) and Form S-8 (No.
33-67144) of our report dated March 7, 1997, on our audits of the consolidated financial statements of Bogen Communications International, Inc. (Formerly European Gateway Acquisition Corp.) as of December 31, 1996 and 1995, and for the years ended December 31, 1996 and 1995, which is included in this Annual Report on Form 10-K.


                                                       COOPERS & LYBRAND  L.L.P.


New York, New York
March 31, 1997